                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.         )

 Filed by the Registrant [X]
 Filed by a Party other than the Registrant [_]
 Check the appropriate box:

 [X] Preliminary Proxy Statement            [_] Confidential, for Use of the
 [_] Definitive Proxy Statement                 Commission Only (as permitted
 [_] Definitive Additional Materials            by Rule 14a-6(e)(2))
 [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

         CFM TECHNOLOGIES, INC.
               (Name of Registrant as Specified in Its Charter)

         CFM TECHNOLOGIES, INC.
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
 [_] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
 [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1)  Title of each class of securities to which transaction applies:

 (2)  Aggregate number of securities to which transaction applies:

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 (4) Proposed maximum aggregate value of transaction:

 (5) Total fee paid:

 [_] Fee paid previously with preliminary materials.

 [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount Previously Paid:

 (2) Form, Schedule or Registration Statement No.:

 (3) Filing Party:

 (4) Date Filed:

 [X] No Fee required.

                            CFM TECHNOLOGIES, INC.
                             1336 ENTERPRISE DRIVE
                            WEST CHESTER, PA 19380

                               ----------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 11, 1997

TO OUR SHAREHOLDERS:

  You are invited to be present either in person or by proxy at the Annual Meeting of Shareholders of CFM Technologies, Inc. to be held at the Sheraton Great Valley Hotel, 707 East Lancaster Pike, Frazer, Pennsylvania 19355, on Tuesday, March 11, 1997 beginning at 10 A.M., for the following purposes:

  1. To elect six (6) directors;

  2. To consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock;

  3. To consider and act on a proposal to amend the 1995 Incentive Plan;

  4. To consider and act upon a proposal to amend the Non-Employee Directors' Stock Option Plan; and

  5. To act upon such other matters as may properly come before the meeting.

  The Board of Directors has fixed the close of business on February 11, 1997 as the record date for determining shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose germane to the meeting ten days prior to the meeting during normal business hours at the Company's offices at 1336 Enterprise Drive, West Chester, PA 19380. Such list of shareholders will also be available for inspection at the meeting.

  The Directors hope that you will find it convenient to attend the meeting in person, but whether or not you plan to attend, please sign, date and return the enclosed proxy promptly to ensure your shares are represented at the meeting. Shareholders who execute proxies retain the right to revoke them (in writing) at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                          By Order of the Board of Directors



                                          Lorin J. Randall
                                          Secretary

West Chester, Pennsylvania
February 13, 1997

                            CFM TECHNOLOGIES, INC.
                             1336 ENTERPRISE DRIVE
                            WEST CHESTER, PA 19380

                               ----------------

                                PROXY STATEMENT
                    FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 11, 1997

                               ----------------

  This Proxy is furnished to the shareholders of CFM Technologies, Inc. a Pennsylvania corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the 1997 Annual Meeting of Shareholders of the Company to be held on March 11, 1997 at 10:00 A.M. and any adjournment or postponement thereof (the "Meeting"). The Meeting will be held at the Sheraton Great Valley Hotel, 707 Lancaster Pike, Frazer, Pennsylvania 19355. A copy of the notice of the Meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about February 12, 1997.

  If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised by giving written notice to the Secretary of the Company, but mere attendance at the Meeting, without such notice, will not revoke the proxy. Shares represented by a valid proxy which is received pursuant to this solicitation and not revoked before it is exercised will be voted as provided on the proxy at the Meeting or any adjournments thereof.

                             VOTING AT THE MEETING

  Only holders of shares of Common Stock of the Company (the "Common Stock") of record at the close of business on February 11, 1997 will be entitled to vote at the Meeting. On January 23, 1997, there were 6,053,340 shares of Common Stock, the only outstanding voting securities of the Company, issued and outstanding. Each share of Common Stock is entitled to one vote on all matters.

  The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. Except for the election of directors, for which a plurality is required, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote is required to take action with respect to any other matter as may properly be brought before the Meeting. Shares cannot be voted at the Meeting unless the holder of record is present in person or by proxy. The shares of Common Stock represented by each properly executed proxy will be voted at the Meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

  With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions will be considered present and entitled to vote at the Meeting, but will not be counted as votes cast in the affirmative.

  Brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors. A failure by a broker to vote those shares will have no effect on the outcome of this proposal because such shares are not considered shares present and entitled to vote with respect to this matter under applicable Pennsylvania law.

  The Company will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person and by telephone or facsimile. Arrangements have been made for the Company's transfer agent, American Stock Transfer & Trust Company, (and may also be made with brokerage houses and other custodians, nominees and fiduciaries) for forwarding proxy materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse the transfer agent (and such other entities for their) reasonable out-of-pocket expenses incurred in forwarding such materials.

  Your proxy vote is important. Accordingly, the Company asks you to complete, sign and return the accompanying proxy whether or not you plan to attend the Meeting. If you plan to attend the Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares.

                              SECURITY OWNERSHIP

  The following table sets forth certain information as of January 23, 1997, as supplied to the Company, regarding the beneficial ownership of the Common Stock by all persons known to the Company who own more than 5% of the outstanding shares of the Company's Common Stock, each director of the Company and each executive officer named in the Summary Compensation Table included elsewhere herein and all executive officers and directors as a group. Unless otherwise indicated, based upon information provided to the Company by the directors, executive officers and principal stockholders, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                          SHARES
                                                       BENEFICIALLY
                                                          OWNED
    NAME*                                               NUMBER(1)   PERCENT(2)
    -----                                              ------------ ----------
Christopher F. McConnell(3)...........................  1,208,297     19.96%
Alan E. Walter........................................    352,896      5.83
ANAM S&T Co., Ltd.....................................    222,758      3.68
 493-3 Sung-Dong
 Cheon-An. Choong-Nam
 Korea 330-300(4)
James J. Kim(5).......................................    256,038      4.23
Roger A. Carolin(6)...................................    192,928      3.09
Burton E. McGillivray(7)..............................     39,917        **
Milton S. Stearns, Jr.(8).............................     44,843        **
Lorin J. Randall(9)...................................     19,960        **
Joseph E. Berger(9)...................................     34,927        **
Huw K. Thomas(10).....................................    172,949      2.84
All directors and officers as a group (13 persons)
 (5)(11)..............................................  2,334,408     36.59

--------
 * Unless otherwise indicated, the business address of each shareholder named in this table is CFM Technologies, Inc., 1336 Enterprise Drive, West Chester, PA 19830.
**   Less than 1%.
 (1) Unless otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned.
 (2) Based on 6,053,340 shares outstanding as of January 23, 1997.
 (3) Includes 38,919 shares owned by Mr. McConnell's wife and 26,624 shares held in trust for Mr. McConnell's children.
 (4) The shares owned by ANAM are included in Mr. Kim's beneficial ownership.

 (5) Includes 222,758 shares owned by ANAM, of which Mr. James Kim is, directly and indirectly, the largest shareholder.
 (6) Consists of exercisable options to purchase 192,928 shares. Mr. Carolin disclaims beneficial ownership of 83,159 shares owned by his wife.
 (7) Includes 16,632 shares owned jointly with Mr. McGillivray's wife and exercisable options to purchase 23,285 shares.
 (8) Includes 3,527 shares held in a trust of which Mr. Stearns is a trustee, and exercisable options to purchase 9,979 shares and 31,337 owned shares.
 (9) Consists of exercisable options.
(10) Includes exercisable options to purchase 33,264 shares.
(11) Includes exercisable options to purchase 325,996 shares.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  The Company's By-laws provide that the Board of Directors will consist of not fewer than three members, as determined from time to time by resolution of the Board of Directors. At the meeting, six directors are to be elected by the holders of Common Stock with each share of Common Stock being entitled to one vote.

  It is the intention of the persons named in the proxy, unless otherwise directed, to vote all proxies in favor of the election to the Board of Directors of the nominees identified below. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee selected by management prior to or at the meeting, or the Board of Directors may reduce the membership of the Board of Directors to the number of nominees available.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

NOMINEES

  Set forth in the table below and the following paragraphs are the names and ages of the nominees, their positions with the Company or its principal operating divisions, their principal occupations during the past five years and certain other directorships they hold. All nominees are current members of the Board of Directors.

Christopher F. McConnell...  43 Chairman of the Board of Directors
Roger A. Carolin...........  41 President, Chief Executive Officer and Director
James J. Kim...............  61 Director
Brad S. Mattson............  42 Director (1)
Burton E. McGillivray......  40 Director (1)(2)
Milton S. Stearns, Jr. ....  73 Director (2)

--------
(1) Member of Executive Compensation and Stock Option Committee. Mr. Kim served as member of this committee until October 18, 1996, at which time he was succeeded by Mr. Mattson.
(2) Member of Audit Committee.

  CHRISTOPHER F. MCCONNELL founded the Company in May 1984 and served as President and Chef Executive Officer until October 1990 when he was named Chairman of the Board of Directors. Prior to forming the Company, Mr. McConnell held various technical and marketing positions with Dow Chemical. Mr. McConnell received his BS and MS degrees in Chemical Engineering from Dartmouth College and Purdue University, respectively, and his MBA from Harvard Business School. Mr. McConnell is a named inventor on all of the Company's patents. See "Certain Relationships and Related Transactions."

  ROGER A. CAROLIN has served the Company as a director since its inception in 1984 and as President and Chief Executive Officer since April 1991. From October 1990 to April 1991, he served as a marketing and sales consultant to the Company. From June 1984 to October 1990, Mr. Carolin was Senior Vice President of The Mills Group, Inc., a real estate development firm. Previously, Mr. Carolin worked for The General Electric Company and Honeywell, Inc. in a variety of technical positions. Mr. Carolin received his BS in Electrical Engineering from Duke University and his MBA from Harvard Business School.

  JAMES J. KIM has been a director of the Company since 1991. Mr. Kim is the founder, Chairman and Chief Executive Officer of AMKOR Electronics, a leading semiconductor assembly company. He also founded and serves as Chairman and Chief Executive Officer of The Electronics Boutique, an electronics products retailer, and as Chairman of ANAM Group, the parent of PK Ltd., the Company's Korean distributor. See "Certain Relationships and Related Transactions."

  BRAD S. MATTSON has been a director of the Company since December 1995. Mr. Mattson founded Mattson Technology, Inc., a manufacturer of semiconductor fabrication equipment, and has served as its Chief Executive Officer, President and a Director since its inception in November 1988. Mr. Mattson was the founder of Novellus, a semiconductor equipment company, and formerly served as its President, Chief Executive Officer and Chairman. He has also held executive positions at Applied Materials and LFE Corporation, both semiconductor equipment companies.

  BURTON E. MCGILLIVRAY has been a director of the Company since 1990. Since January 1994, Mr. McGillivray has served as Managing Director of First Chicago Equity Capital, a venture capital firm. From January to December 1993, Mr. McGillivray was a Chicago-based private investor, and from September 1984 to December 1992, Mr. McGillivray was employed by Continental Illinois Venture corporation and Continental Equity Capital Corporation, serving as Managing Director of both from 1989 to 1992. Mr. McGillivray received his AB from Harvard University and his MBA from Harvard Business School. Mr. McGillivray is a member of the board of directors of Three-Five Systems, Inc.

  MILTON S. STEARNS, JR. has been a director of the Company since December 1994. Since 1972, Mr. Stearns has been President of Charter Financial Company, a corporate financial consulting company. Mr. Stearns has been a director of five public and a number of private companies. In addition, from 1976 to 1987, he was Chairman and Chief Executive Officer of Judson Infrared Inc., a manufacturer of infrared detectors for military and telecommunications companies. Mr. Stearns received his BS from Harvard University and his MBA from Harvard Business School.

  All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

  During the fiscal year ended October 31, 1996, the Board of Directors held a total of four regular meetings and two special meetings, the Executive Compensation and Stock Option Committee held three regular meetings and the Audit Committee held two regular meetings. Each director of the Company attended more than 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which such director served, except for James J. Kim.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In 1984 and 1985, CFM Technologies, Incorporated, which is now the Company's wholly-owned operating subsidiary ("CFM Sub"), entered into research and development agreements with two related party limited partnerships (together, the "Partnerships"), in which CFM Sub was the general partner. A significant number of the limited partners were also significant shareholders of CFM Sub. In April 1987 and September 1988, CFM Sub exercised its options under the research and development agreements between CFM Sub and the Partnerships to purchase the Partnerships' technologies. This exercise resulted in a liability of CFM Sub to the Partnerships in the aggregate amount of $2,184.000. This amount was calculated based on the total cost to the Partnerships of developing the technology, including parts and materials, rent, salaries and other administrative costs incurred in developing and testing prototype units, with such cost being multiplied by a factor which depended upon the time at which the option was exercised. At the time of the exercise of the first option in April 1987, the development cost was approximately $383,000 and the factor in effect at that time was 3.00, resulting in a liability of $1,149,000. Similarly, at the time of the exercise of the second option in September 1988, the development cost was approximately $345,000 and the factor in effect at that time was also 3.00, resulting in a liability of $1,035,000. Through the end of the 1994 fiscal year, CFM Sub had made aggregate payments of $1,612,000 to the Partnerships. During 1994, in response to inquiries and requests by a number of the limited partners of the Partnerships, CFM Sub began to investigate the possibility of exchanging the limited partners' interests in the Partnerships for common stock or other securities of CFM Sub. In October 1994, CFM Sub sent a letter to each limited partner of each of the Partnerships outlining a proposal to exchange the limited partnership interests of the limited partners for common stock of a new entity, The CFM Technology Corporation, on a tax free basis. As of October 31, 1994, the obligation due from CFM Sub to the Partnerships, net of tax, was approximately $3,200,000. Also in October 1994, the shareholders of CFM Sub and the general partner of the Partnerships approved a reorganization for the purpose of dissolving the Partnerships and incorporating the limited partners thereof as equity holders of CFM Sub. Pursuant to the reorganization, effective November 1, 1994, the Company was incorporated as "The CFM Technology Corporation" and acquired all of the outstanding shares of common stock of CFM Sub in exchange for an equal number of shares of Common Stock. The Company also acquired all of the assets of the Partnerships, which consisted primarily of CFM Sub's obligations to the Partnerships, in exchange for an aggregate of 408,339 shares of Common Stock, the value of which approximated the obligation then due from CFM Sub to the Partnerships, net of tax. The price per share of Common Stock utilized in connection with the exchange of such Common Stock for the assets of the Partnerships was determined by reference to the offering price of the Common Stock in connection with a limited offering of Common Stock which commenced on January 1994 and concluded in October 1994. The Common Stock issued to the Partnerships was then distributed to the limited partners of the Partnerships in accordance with their respective percentage interests in the Partnerships. Of that Common Stock, 22,188 shares were issued to John N. McConnell and 7,128 shares were issued to Vincent Verdiani, both of whom were directors of the Company at the time. See Note 8 of the Notes to Consolidated Financial Statements. John N. McConnell is the father of Christopher F. McConnell, the Chairman of the Company's Board of Directors. In December 1995, the Company changed its name to "CFM Technologies, Inc." The Partnerships' Certificates of Limited Partnership were cancelled in May 1995. In November 1995, counsel to two shareholders who acquired 31,614 shares of Common Stock in connection with the November 1, 1994 exchange sent letters to the Securities and Exchange Commission and the Pennsylvania Securities Commission referencing such shareholders' objection to that transaction and its valuation and allegations that the Company breached certain duties and violated unspecified state and federal laws in connection therewith. Specifically, counsel to these shareholders alleged that the Company had no right to cause the exchange and that the exchange rate utilized in the transaction was too low. The Company believes that such shareholders' objections and allegations are without merit and that any resolution of such matter will not have a material adverse effect on the Company.

  In October 1994, the Company sold 332,633 shares of Common Stock of the Company to ANAM, a company controlled by Mr. James Kim, a director and shareholder of the Company, for $6.02 per share. ANAM acts as the Company's sales agent in Korea. The Company believes that the terms of the sale of these shares of Common Stock to ANAM were no less favorable than could have been obtained from other large investors. During fiscal 1994, 1995 and 1996, sales commissions accrued by the Company pursuant to the ANAM sales agency agreement aggregated $430,000, $282,000 and $2,444,000, respectively. The terms of the commissions to ANAM were no less favorable than would have been obtained from unrelated third parties.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and person who own more than ten percent of its Common Stock to file with the Securities and Exchange Commission and The Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during or with respect to the fiscal year ended October 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with, except for one late filing by Mr. Stearns.

                             EXECUTIVE COMPENSATION

  The following table sets forth the total compensation for the Company's Chief Executive Officer and the other five most highly compensated executive officers of the Company (the "Named Executive Officers") for services in all capacities to the Company or its subsidiaries for the fiscal year ended October 31, 1996 and the total compensation earned by such individual for the Company's prior two fiscal years.

                                                       LONG TERM
                                                      COMPENSATION
                                                         AWARDS
                                                      ------------
                               ANNUAL COMPENSATION     SECURITIES   ALL OTHER
  NAME AND PRINCIPAL    FISCAL ---------------------   UNDERLYING  COMPENSATION
       POSITION          YEAR  SALARY($)   BONUS($)   OPTIONS (#)     ($)(1)
  ------------------    ------ ----------  ---------  ------------ ------------
Roger A. Carolin.......  1996  $  150,000  $  60,000        --        $6,653
 President and Chief
  Executive Officer      1995     103,550     30,000        --         6,531
                         1994      94,800     25,000        --         1,813
Christopher F.
 McConnell.............  1996     140,000     50,000        --         8,066
 Chairman of the Board
  of Directors           1995     103,550     30,000        --         9,386
                         1994      94,800     25,000        --         3,497
Lorin J. Randall(2)....  1996     125,000     30,000        --         5,426
 Vice President--
  Finance, Secretary     1995     101,563     15,000     39,916           72
 and Treasurer           1994         --         --         --           --
Alan E. Walter.........  1996      90,000     45,000        --         7,202
 Senior Vice President,  1995      79,800     22,500        --         6,744
 Business Development    1994      79,800      2,500        --         1,745
Huw K. Thomas (3)......  1996     116,846        --         --         4,458
 Executive Vice
  President              1995      88,550     25,000        --         5,233
                         1994      82,300     25,000     16,632        1,970
Joseph E. Berger.......  1996      90,000     25,000        --         3,691
 Vice President--
  Worldwide Sales        1995      82,000     16,500        --         2,236
 and Marketing           1994      82,000     16,400        --           600

--------
(1) Compensation reported represents (a) the dollar value of premiums paid by the Company on two life insurance policies, one regularly furnished to all employees, and the other an executive policy for Messrs. Carolin, McConnell and Randall; (b) the Company's matching contribution to the 401(k) Plan paid in fiscal 1995 for the 1994 fiscal year, paid in fiscal 1996 for the 1995 fiscal year and paid in fiscal 1997 for the 1996 fiscal year; and (c) amounts from the Company's annual profit sharing plan.
(2) Mr. Randall joined the Company in January 1995. His annual salary is
    $125,000.
(3) Mr. Thomas resigned as executive vice president in fiscal year 1996.

COMPENSATION COMMITTEE INTERLOCKS

   The Executive Compensation and Stock Option Committee of the Company's Board of Directors was formed in November 1991 and the members of this committee are Messrs. Mattson and McGillivray. Neither of these individuals was at any time during the fiscal year ended October 31, 1996 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Executive Compensation and Stock Option Committee. The Audit Committee of the Company's Board of Directors has two members consisting of Messrs. Stearns and McGillivray.

  Until October 18, 1996, James J. Kim, a director and shareholder of the Company, served on the Executive Compensation and Stock Option Committee of the Board of Directors. Mr. Kim is, directly and indirectly, the largest shareholder of ANAM S&T Co., Ltd. ("ANAM"). ANAM, which is also a shareholder of the Company, and acts as the Company's sales agent in Korea. See "Certain Relationships and Related Transactions."

OPTION GRANTS IN THE LAST FISCAL YEAR

  There were no stock options granted to any of the Named Executive Officers in the fiscal year ended October 31, 1996.

  The following table sets forth the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on October 31, 1996 and the aggregate gains that would have been realized had these options been exercised on October 31, 1996, even though these options were not exercised, and the unexercisable options could not have been exercised on October 31, 1996. No stock options were exercised by the Named Executive Officers during the fiscal year ended October 31, 1996.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                              NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                             UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                         OPTIONS AT FISCAL YEAR END (#)        FISCAL YEAR END ($)(1)
                         ----------------------------------   -------------------------
        NAME              EXERCISABLE       UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
        ----             ---------------   ----------------   ----------- -------------
Roger A. Carolin........           192,928               --   $1,151,780         --
Christopher F.
 McConnell..............               --                --          --          --
Lorin J. Randall........            17,465            22,451      15,002     $19,285
Alan E. Walter..........               --                --          --          --
Huw K. Thomas...........            33,264               --      278,586         --
Joseph E. Berger........            32,432             7,484     193,619      44,679

--------
(1) Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. Calculated based on the fair market value at fiscal year end of $8.375 per share, less the exercise price.

OTHER OPTIONS

  Options to purchase 202,255 shares of Common Stock were granted from 1990 to 1996 not pursuant to a Stock Option Plan.

OTHER PLANS

  For a description of all of the Company's plans, see "PROPOSAL NO. 3," "PROPOSAL NO. 4," and "OTHER PLANS."

COMPENSATION OF DIRECTORS

  The Company reimburses directors for expenses incurred in connection with attendance at meetings of the Board of Directors and committees. In March 1991, the Company and Mr. McGillivray entered into a Stock Option Agreement (the "McGillivray Agreement") pursuant to which the Company granted to Mr. McGillivray four-year options to purchase up to 832 shares of Common Stock, at an exercise price of $2.41 per share, for each meeting of the Board of Directors attended by Mr. McGillivray during a two year period beginning in

December 1990. This agreement was amended in June 1993 to provide for additional grants of options to purchase 832 shares of Common Stock for each meeting of the Board of Directors attended by Mr. McGillivray during the period from March 1993 to December 1997. The amendment also extended the term of the options previously granted to ten years. The McGillivray Agreement was also amended in September 1994 to provide an exercise price of $7.52 per share with respect to all stock options granted under the McGillivray Agreement after January 6, 1994. In December 1994, the Company and Mr. Stearns entered into a Stock Option Agreement (the "Stearns Agreement") pursuant to which the Company granted to Mr. Stearns ten-year options to purchase up to 832 shares of Common Stock, at an exercise price of $7.52 per share for each meeting of the Board of Directors attended by Mr. Stearns during a one year period beginning in December 1994. This agreement was amended in November 1995 to provide for additional grants of options to purchase 832 shares of Common Stock at an exercise price of $7.52 per share for each meeting of the Board of Directors attended by Mr. Stearns during the period from November 1995 to October 1997. Messrs. McGillivray and Stearns will continue to be compensated for their service on and attendance at meetings of the Board of Directors through stock option grants to be made pursuant to the terms of the McGillivray Agreement and the Stearns Agreement, respectively. Upon the respective terminations of the McGillivray Agreement and the Stearns Agreement, Messrs. McGillivray and Stearns will be compensated for their service on the Board of Directors pursuant to the Non-Employee Directors' Stock Option Plan. See "PROPOSAL NO. 3."

  In March 1996, the Board of Directors granted options to purchase up to 3,000 shares of Common Stock to each of John N. McConnell, Sr. (father of Christopher F. McConnell) and Vincent L. Verdiani in connection with the appointment of these individuals as Honorary Lifetime Directors of the Company. The exercise price of these ten-year options is $7.52 per share and such options were fully exercisable on the date of grant. Honorary Lifetime Directors are not elected by the Company's shareholders, do not receive any compensation for their service as such and are not voting members of the Board of Directors.

  Also in March 1996, the Board of Directors granted to Mr. Mattson ten-year options to purchase up to 2,000 shares of Common Stock at an exercise price of $7.52 per share, which will be exercisable in full commencing on March 3, 1997. These options were granted as compensation for Mr. Mattson's service as a consultant to the Company during the term of the options. In March 1996, Mr. Mattson also received a grant of options to purchase up to 10,000 shares of Common Stock at an exercise price of $7.52 per share pursuant to the Company's Non-Employee Directors' Stock Option Plan. One-third of these options will vest on each of the first three anniversaries of the date of grant, and the options will expire upon the earlier of the tenth anniversary of their grant or twelve months after Mr. Mattson ceases to be a director of the Company.

  In the future, the Company may compensate directors for their service as directors through cash compensation, stock options or stock grants. See "PROPOSAL NO. 4."

EMPLOYMENT CONTRACTS

  The Company has entered into a written employment agreement with Lorin J. Randall, its Vice President-Finance and Chief Financial Officer. The agreement continues until terminated pursuant to its terms. The agreement provides for a base salary of $125,000 and for such employee benefits as are made available to other employees of the Company. In addition, pursuant to the agreement, Mr. Randall received a non-qualified option to purchase 39,916 shares of Common Stock of the Company for $7.52 per share under the Company's 1992 Stock Option Plan. In the event the Company terminates the agreement without "cause" (as defined in the agreement), Mr. Randall will be entitled to continue to receive his then-current base salary for six months following such termination, or until the date he commences permanent, full-time employment elsewhere, whichever first occurs.

  Except as set forth above, the Company does not have employment agreements with any of its executive officers.

            REPORT OF COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of the undersigned independent, outside Directors. The Committee meets several times each year to act on specific recommendations by management for the grant of stock options and to review the overall compensation philosophy, policies and practices of the Company with regard to all employees. The Committee also reviews policies upon which compensation decisions are based, and, where required, recommends to the Board of Directors for approval the philosophy and policies established by the Committee.

  The Company's overall philosophy on compensation, as adopted by the Committee, is to provide competitive compensation capable of attracting talented employees. Other than eligibility for certain levels of stock options and incentive awards, there are no perquisites, pay or benefit program offered to executive officers which are not offered to all employees. An incentive awards plan is generally proposed annually by management for senior executives and reviewed and recommended, in aggregate, by the Committee. These are based upon a combination of individual and Company performance against predetermined objectives, each of which is tested against the goal of the creation of shareholder value.

  The components of overall compensation for each position are set by, among other things comparison with the pay practices of comparable companies. The Company matches contributions to the 401(k) Plan at the rate of 50 percent of the eligible employee contributions.

  A portion of the Committee's meetings each year take place without Chief Executive Officer's presence to discuss the performance and compensation of the Chief Executive Officer. Objectives used in determining such performance are based upon milestones related to the achievement of growth, profits, financing, and technology development goals. Further, while difficult to measure, the Committee believes that the demonstration of vision and unrelenting commitment are critical measures of the performance of the Chief Executive Officer. Cash compensation and stock option awards made to the Chief Executive Officer during the year ended October 31, 1996 were made in accordance with these principles.

Burton E. McGillivray, Committee Chairman
Brad Mattson, Committee Member
James J. Kim, Committee Member

                   PROPOSAL NO. 2--APPROVAL OF AN AMENDMENT
                 TO THE ARTICLES OF INCORPORATION, AS AMENDED

  The Board of Directors proposes that the shareholders consider and adopt an amendment to Article 6 of the Company's Articles of Incorporation, as amended (the "Articles"), to increase the authorized number of shares of Common Stock from 10,000,000 to 30,000,000. The text of the proposed amendment is set forth in Appendix A to this Proxy Statement.

  Under the Company's Articles as currently in effect, the Company is authorized to issue up to 10,000,000 shares of Common Stock. As of January 23, 1997, 6,053,340 shares of Common Stock were issued and outstanding and approximately 1,258,331 shares of Common Stock had been reserved or designated for issuance in connection with the Company's employee benefit and stock option plans. In addition, if the proposal contained in this Proxy Statement relating to increasing the number of shares of Common Stock authorized for issuance under the Company's 1995 Incentive Plan is approved, an additional 600,000 shares of Common Stock will be reserved for issuance. Further, the Board of Directors has reserved up to 1,750,500 shares of Common Stock for issuance in connection with the Company's proposed public offering of Common Stock. While this does not exceed the number of shares of Common Stock currently authorized, it increases the number of shares available for future issuance. Accordingly, the Board of Directors has determined that it would be in the best interests of the Company to increase the number of shares of authorized Common Stock to 30,000,000.

  The proposed additional shares of Common Stock could be issued for any proper corporate purpose, including the acquisitions of other businesses, the raising of additional capital for use in the Company's business, stock splits, the payment of stock dividends or other distributions in shares of Common Stock, or in connection with employee stock incentive programs. While the Company currently has no arrangements, understandings or commitments with respect to the issuance of any of the additional shares, it is considered advisable to have the authorization to issue such additional shares in order to enable the Company, as the need may arise, to move promptly to take advantage of market conditions and the availability of other favorable opportunities without the delay and expense involved in calling a special meeting of shareholders.

  If the proposed amendment to the Articles is approved, the Board of Directors will have the authority to issue the additional authorized shares or any part thereof to such persons and for such consideration as it may determine without further action by the shareholders except as required by law, the Articles or the rules of any stock exchange on which the Corporation's securities may then be listed. The Nasdaq Stock Market, on which the issued shares of Common Stock are listed, currently requires specific shareholder approval as a prerequisite to listing shares in certain limited circumstances.

  Although the proposed amendment is not intended to be an anti-takeover measure, shareholders should note that, under certain circumstances, the additional shares of Common Stock could be used to make any attempt to gain control of the Company or the Board of Directors more difficult or time-consuming. Any of the additional shares of Common Stock could be privately placed with purchasers who might cooperate with the Board of Directors in opposing a hostile takeover bid. It is possible that such shares could be sold with or without an option, on the part of the Company, to repurchase such shares or, on the part of the purchaser, to put such shares to the Company.

  The amendment to increase the authorized Common Stock might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's stock, to acquire control of the Company, since the issuance of the additional shares of Common Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of the Company. If so used, the effect of the additional authorized shares of Common Stock might be
(i) to deprive shareholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or other purchase of shares by a person seeking to obtain control of the Company or (ii) to assist incumbent management in retaining its present position.

  Approval of this amendment requires the affirmative vote of a majority of the votes cast by all holders of the outstanding shares of Common Stock.

  THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

      PROPOSAL NO. 3--APPROVAL OF AN AMENDMENT TO THE 1995 INCENTIVE PLAN

1995 INCENTIVE PLAN

  The Board of Directors propose that the shareholders consider and adopt an amendment to the Company's 1995 Incentive Plan (the "Incentive Plan") to increase the number of shares of Common Stock available thereunder from 400,000 to 1,000,000 shares. The text of the proposed amendment is set forth in Appendix B to this Proxy Statement. The Incentive Plan, which was adopted by the Board of Directors on December 19, 1995 and approved by the Company's shareholders on January 3, 1996, authorizes the Company to grant "incentive stock options" under Section 422 of the Internal Revenue Code (the "Code"), non-qualified stock options and awards of restricted stock, covering up to an aggregate of 400,000 shares of Common Stock. The purpose of the

Incentive Plan is to enable the Company to offer employees and consultants who render services to the Company and its subsidiaries, options to acquire equity interests in the Company and other incentive awards, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's shareholders.

  As of December 18, 1996, options to purchase an aggregate of 400,000 shares under the Incentive Plan were outstanding, and options for an additional 39,937 shares under the Incentive Plan were granted, subject to shareholder approval of an increase in the number of shares authorized for issuance under the Incentive Plan. An increase in the number of shares issuable pursuant to the Incentive Plan was approved by the Board of Directors on December 18, 1996, subject to shareholder approval. If approved by the shareholders, an aggregate of 600,000 shares would be available for future option grants, including the 39,937 shares underlying options already granted subject to shareholder approval.

ADMINISTRATION

  The Incentive Plan is administered and interpreted by the Executive Compensation and Stock Option Committee of the Board (the "Committee").

  The Committee has the authority to (i) adopt, alter and repeal such administrative rules, guidelines and practices as it deems advisable for the administration of the Incentive Plan; (ii) interpret the terms and provisions of the Incentive Plan and any award granted thereunder; and (iii) otherwise supervise the administration of the Incentive Plan. In addition, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Incentive Plan or in any award granted in the manner and to the extent it shall deem necessary to carry the Incentive Plan into effect. In the event of any disagreement as to the interpretation of the Incentive Plan or any rule or procedure thereunder, the decision of the Committee will be final and binding upon all persons in interest.

ELIGIBLE PARTICIPANTS

  All officers and other employees of the Company and its subsidiaries are eligible to be granted incentive stock options, non-qualified stock options and Restricted Stock under the Incentive Plan. Any director who is also an employee of the Company or a subsidiary is also eligible to receive stock options and Restricted Stock under the Incentive Plan. Consultants to the Company and its subsidiaries are only eligible to receive non-qualified stock options under the Incentive Plan. As of January 23, 1997, 77 persons were participating in the Incentive Plan.

NUMBER OF SHARES SUBJECT TO THE INCENTIVE PLAN

  The maximum number of shares of Common Stock that may be issued under the Incentive Plan is currently 400,000. No participant may be granted awards of stock options representing more than 50,000 shares during any calendar year. The shares may be either authorized and unissued shares or issued shares reacquired by the Company. The aggregate number of shares issuable under the Incentive Plan and the number of shares subject to awards made under the Incentive Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the shares.

  If any stock option granted under the Incentive Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of unpurchased shares will again be available for the purposes of the Incentive Plan. Further, if any shares of Restricted Stock are forfeited, the shares subject to such forfeiture shall again be available under the Incentive Plan.

TYPES OF AWARDS UNDER THE INCENTIVE PLAN

 Stock Options

  The terms of stock options granted under the Incentive Plan are determined by the Committee. The Committee determines the eligible recipients, option price, the expiration date of the option (provided that no option is exercisable more than ten years after the date the option is granted), the number of shares to which the option pertains, any conditions relating to the exercise of the option and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee will also specify whether the option is intended to be an incentive stock option ("ISO") eligible for preferential tax treatment under Section 422 of the Code or a non-qualified stock option.

  The option price for ISOs may not be less than the fair market value of the Company's Common Stock on the date of grant. The option price for non-qualified stock options is determined by the Committee at the time of grant. To date, all non-qualified stock options have been granted with an option price equal to the fair market value of the Company's Common Stock on the date of grant. The option exercise price may be paid (i) in cash, (ii) to the extent determined by the Committee, in the form of shares of Common Stock duly owned by the participant (and for which the participant has good title free and clear of any liens and encumbrances), based on the fair market value of the shares of Common Stock on the last trading date preceding payment or (iii) by a combination of cash and shares of Common Stock. A participant is not deemed to be the holder of shares of Common Stock, or to have the rights of a holder of Common Stock, with respect to Common Stock subject to an option, unless and until a stock certificate representing the shares subject to an option is issued to the participant.

  Unless otherwise determined by the Committee, if a participant's employment with, or services as a director of or consultant to, the Company and all of its subsidiaries terminates by reason of retirement, any stock option held by the participant which was exercisable on the date of such termination may be exercised by the participant within the earlier of a period of one year from the date of such termination or until the expiration of the stated term of such stock option.

  Unless otherwise determined by the Committee, in the event that a participant's employment with, or services as a director of or consultant to, the Company and all its subsidiaries terminates by reason of the death of the participant, any stock option held by such participant exercisable as of the date of death may be exercised by the legal representative of the participant's estate. Such stock option shall be exercisable until the earlier of one year after the date of death or until the expiration of the term of such stock option. Stock options not exercisable on the date of death shall be forfeited.

  Unless otherwise determined by the Committee, in the event that a participant's employment with, or services as a director of or consultant to, the Company and all its subsidiaries terminates by reason of the disability of the participant, any stock option held by the participant shall become immediately fully exercisable and may thereafter be exercised until the earlier of one year after the date of such termination or until the expiration of such stock option. If the participant dies during the one year period, any unexercised stock options held by the participant may thereafter be exercised by the legal representative of the participant's estate until the earlier of one year after the date of death or until the expiration of the term of such stock option. If an incentive stock option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such stock option will be treated as a non-qualified stock option.

  Unless otherwise determined by the Committee, if a participant's employment with, or services as a director of or consultant to, the Company and all of its subsidiaries terminates for any reason other than retirement, death or disability, any stock option which was exercisable on the date of such termination may be exercised within a period of 90 days from the date of termination or until the expiration of the stated term of such option, whichever period is shorter.

  In the event of a Change of Control (as defined below), all outstanding stock options will immediately become fully exercisable, and upon payment by the participant of the option exercise price, and, if requested by the Company, a representation in writing that the participant is acquiring the shares without a view to distribution thereof, a stock certificate representing the shares covered thereby will be issued and delivered to the participant. A "Change of Control" means the occurrence of any of the following events: (i) the Company enters into an agreement of reorganization, merger or consolidation, pursuant to which the Company or any of its subsidiaries is not the surviving corporation, (ii) the Company sells substantially all of its assets to a purchaser other than a subsidiary or
(iii) shares of stock of the Company representing in excess of 30% of the total combined voting power of all outstanding classes of stock of the Company are acquired, in one transaction or a series of transactions, by a single purchaser or group of related purchasers.

RESTRICTED STOCK

  Awards of restricted stock are shares granted to a participant which, except as set forth below, will be forfeited to the Company if the participant ceases to be an employee of the Company or any of its subsidiaries during a restriction period specified by the Committee, not to exceed five years from the date of grant of such award (the "Restriction Period"). The Committee will determine the eligible employees to whom, and the time or times at which, grants of restricted stock will be made, the number of Shares to be awarded, the time or times within which such awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and the other terms and conditions of the awards. The provisions of the awards need not be the same with respect to each participant, and awards to individual participants need not be the same in subsequent years. Subject to the provisions of the Incentive Plan, the Committee may provide for the lapse of restrictions in installments and may waive such restrictions, in whole or in part, at any time after the date of the award, based on such factors as the Committee deems appropriate in its sole discretion.

  When the restrictions applicable to a restricted stock award, or any portion thereof, lapse, a stock certificate representing the number of shares covered by the award, or portion thereof, will be issued and registered in the name of and delivered to the participant. A participant will not be deemed the holder of shares, or to have the rights of a holder of shares, with respect to shares subject to the restricted stock award, unless and until the forfeiture restrictions lapse and a stock certificate representing such shares is issued to such participant.

  If a participant's employment with the Company and its subsidiaries is terminated during the Restriction Period due to death or disability, restrictions will lapse with respect to a percentage of the restricted stock award granted to the participant that is equal to the percentage of the Restriction Period that has elapsed as of the date of death or the date on which such disability commenced (as determined by the Committee in its sole discretion) and a stock certificate representing such shares will be issued and delivered to the participant. All other awards of restricted stock will be forfeited to the Company.

  Upon a Change of Control, all shares of restricted stock remaining subject to forfeiture will immediately cease to be subject to forfeiture and stock certificates representing such shares will be issued and delivered to the participants.

FEDERAL TAX CONSEQUENCES

  The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed and may vary from locality to locality.

  Non-Qualified Stock Options. A participant will not be deemed to receive any income at the time a non-qualified stock option is granted, nor will the Company be entitled to a deduction at that time. However, when any part of a non-qualified stock option is exercised, the participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the difference between the option exercise price of the non-qualified stock option and the fair market value of the Shares received upon the exercise of the non-qualified stock option. Where a non-qualified stock option is exercised by a director or executive officer within six months of the date of its grant, the recognition of income in respect of such exercise will ordinarily be delayed until such shares may be resold without incurring liability under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") (generally six months after the date of grant of the non-qualified stock option), and in such case the amount of such ordinary income will be determined as of the date of recognition based upon the fair market value of the shares on that date. If, however, a participant subject to
Section 16(b) of the Exchange Act files an appropriate election under Section 83(b) of the Code with the Internal Revenue Service within thirty days of his or her exercise of a non-qualified stock option that had been granted within the six-month period ending on the date of such exercise, such participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value, on the date of exercise, of the shares received upon such exercise. The Company will (subject to any applicable Code limitation) be entitled to a tax deduction in an amount equal to the amount of compensation taxable as ordinary income when such income is recognized by the participant.

  Upon any subsequent sale of the shares acquired upon the exercise of a non-qualified stock option, any gain (the excess of the amount received over the fair market value of the shares on the date ordinary income was recognized) or loss (the excess of the fair market value of the shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after the date of exercise (or, if later, the date when income was recognized by the optionee) and otherwise will be a short-term capital gain or loss.

  If all or any part of the exercise price of a non-qualified stock option is paid by the participant with shares (including shares previously acquired upon exercise of an incentive stock option), no gain or loss will be recognized on the shares surrendered in payment. The number of shares received on such exercise of the non-qualified stock option equal to the number of shares surrendered will have the same basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss, as the basis and holding period of the shares surrendered. The balance of the shares received on such exercise will be treated for federal income tax purposes as described in the preceding paragraphs as though issued upon the exercise of the non-qualified stock option for an option exercise price equal to the consideration, if any, paid by the participant in cash. The participant's compensation, which is taxable as ordinary income upon such exercise, and the Company's deduction will not be affected by whether the exercise price is paid in cash or in shares.

  Incentive Stock Options. A participant will not be deemed to receive any income at the time an incentive stock option is granted or exercised pursuant to the Incentive Plan. (However, special rules apply to participants who are subject to the alternative minimum tax.) If a participant does not dispose of the shares acquired upon exercise of an incentive stock option within two years after the grant of the incentive stock option and one year after the exercise of the incentive stock option, the gain (if any) on a subsequent sale (the excess of the amount received over the exercise price) or loss (if any) on a subsequent sale (the excess of the exercise price over the amount received) will be a long-term capital gain or loss.

  If the participant disposes of the shares acquired upon exercise of an incentive stock option within two years after the date of grant of the incentive stock option or within one year after the exercise of the incentive stock option, the disposition is a "disqualifying disposition," and the participant will generally recognize income in the year of the "disqualifying disposition" equal to the excess of the amount received for the shares over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the incentive stock option was exercised over the option exercise price will be treated as compensation taxable as ordinary income (for which the Company will be entitled to a tax deduction in the year of the "disqualifying disposition") and the balance, if any, will be long-term or short-term capital gain depending on whether the shares were sold more than one year after the Incentive stock option was exercised. However, in the case of a "disqualifying disposition" that is a sale or exchange (other than a sale or exchange with certain persons related to the participant), the amount of compensation income recognized by the participant cannot exceed the excess of the amount received over the option exercise price, even where the amount received is less than the fair market value of the shares at the time the incentive stock option was exercised. If a participant uses shares acquired upon the exercise of an incentive stock option to exercise an incentive stock option at a time when the sale of such shares would constitute a "disqualifying disposition," the participant will recognize ordinary income in the amount described in the preceding two sentences.

  Restricted Stock. Because restricted stock awarded under the Incentive Plan is subject to forfeiture, receipt of the award should not be a taxable event to the participant for federal income tax purposes. Rather, the participant will generally be deemed to receive compensation taxable as ordinary income, and the Company will be entitled to an equivalent deduction (subject to any applicable Code limitation), on the date the forfeiture provisions lapse or are waived, in an amount equal to the fair market value of the shares on such date, unless the participant files an appropriate election under Section 83(b) of the Code to be taxed at the time of the award. The participant's income and the Company's deduction is equal to the fair market value of the shares on the date of lapse or waiver of such restrictions (or on the date of the award if the Section 83(b) election is made).

WITHHOLDING

  The Company has the right to reduce the number of Shares otherwise deliverable under the Incentive Plan by an amount that would have a Fair Market Value on such date equal to the amount of all federal, state and local taxes required to be withheld by the Company, or to deduct the amount of such taxes from any cash payment otherwise to be made to the participant. In connection with such withholding, the Committee may make such arrangements as are consistent with the Incentive Plan as it deems appropriate.

ESTIMATED BENEFITS

  From November 1, 1995 through the date of this Proxy Statement, 439,937 shares were awarded under the Incentive Plan, 39,937 of which were granted subject to shareholder approval.

  If Proposal No. 3 is approved, the new plan benefits to the Incentive Plan will be as follows:

                               NEW PLAN BENEFITS

Employees...................................................... 600,000*  shares

-------------------------------------------------------------------------------
* This represents the increase of shares issuable under the Incentive Plan.

  THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                   PROPOSAL NO. 4--APPROVAL OF AN AMENDMENT
               TO THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

  The Board of Directors proposes that the shareholders consider and adopt an amendment to the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the issuance of options to purchase Common Stock as consideration for a director's service on committees of the Board of Directors. The Directors' Plan was adopted by the Company's Board of Directors on December 19, 1995 and was approved by the Company's shareholders on January 3, 1996. The purpose of the Plan is to enable the Company to attract and retain non-employee members of the Company's Board of Directors and to further promote the mutuality of interests between such directors and the Company's shareholders.

  An amendment to the Directors' Plan to provide for the annual grant of options to purchase 200 shares of Common Stock with respect to each committee of the Board of Directors on which a director serves was approved by the Board of Directors and the Committee on December 18, 1996, subject to shareholder approval. The text of the proposed amendment is set forth in Appendix C to this Proxy Statement.

ADMINISTRATION

  The Board of Directors has the authority, subject to certain limitations, to adopt, alter, and repeal administrative rules, guidelines, and practices governing the Plan as it, from time to time, deem advisable. The Board of Directors is also responsible for interpreting the terms and provisions of the Plan and any stock options granted under the Plan (and any agreements relating thereto), and for otherwise supervising the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any stock options in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Board of Directors in performing its duties above shall impair the rights of any Plan participant without his or her consent, unless otherwise required by law.

ELIGIBLE PARTICIPANTS

  Any member of the Board of Directors who is not an officer or an employee of the Company or any of the Company's subsidiaries is eligible to participate in the Plan (each, an "Eligible Participant"). As of February 1, 1997, four persons were eligible to participate in the Directors' Plan.

NUMBER OF SHARES SUBJECT TO THE PLAN

  The maximum number of shares of Common Stock that may be issued under the Directors' Plan is 150,000. The shares of Common Stock may be either authorized and unissued shares or issued shares reacquired by the Company. The aggregate number of shares of Common Stock issuable under the Directors' Plan and the number of shares subject to awards made under the Directors' Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the shares of Common Stock.

  If the proposed amendment to the Directors' Plan is adopted, the Directors' Plan will provide that the Board of Directors shall grant stock options on the date of the Company's annual meeting of shareholders to Eligible Participants to purchase 200 shares of the Company's Common Stock for each committee of the Board of Directors on which such participant serves.

  If any option granted under the Directors' Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of unpurchased shares will again be available for the purposes of the Directors' Plan.

OPTION GRANTS

  The Board of Directors shall grant stock options on the date of the Company's annual meeting of shareholders to Eligible Participants to purchase 3,000 shares of the Company's Common Stock; provided, however, that any individual who ceases to be a member of the Board of Directors on such date shall not be eligible to receive any options. Any new member of the Board of Directors who is elected after adoption of the Directors' Plan to fill a vacancy on the Board of Directors and who is eligible to participate in the Directors' Plan on the date of such election will automatically be granted, as of the date of such election, options for 10,000 shares of Common Stock. The Board of Directors determines the number of shares of Common Stock subject to the option, the option price, the option term, and the other terms and conditions applicable to the option. The purchase price of the shares of Common Stock underlying the options shall be the fair market value of such shares on the date the option is granted. The term of each option shall be ten years from the date of grant.

  All options granted on the date of an annual meeting of shareholders shall become exercisable in full on the date of the next annual meeting of shareholders, and all options granted to Eligible Participants who are elected to fill a vacancy on the Board of Directors shall vest one-third on each of the first three anniversaries of the date of the grant.

  Payment of the option price may be made (i) in cash or by check payable to the Company, (ii) to the extent determined by the Board of Directors on or after the date of grant, in shares of Common Stock duly owned by the Grantee, or (iii) by a reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the fair market value of the Common Stock on the last trading date preceding the date of exercise. Upon payment in full of the option price and satisfaction of the other conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Grantee is entitled shall be issued and delivered to the Grantee.

  Unless otherwise determined by the Board of Directors on or after the date of grant, if a grantee ceases to be a member of the Board of Directors for any reason other than death or disability, any option held by such grantee that was exercisable on the date of such termination may be exercised until the earlier of ninety (90) days after such date or the expiration of the option term of such option.

  Unless otherwise determined by the Board of Directors on or after the date of grant, if a grantee ceases to be a member of the Board of Directors by reason of death, any option held by such grantee at the date of death may thereafter be exercised by the legal representative of the grantee's estate until the earlier of (i) one year after the grantee's date of death or (ii) the expiration of the option term of such option.

  Unless otherwise determined by the Board of Directors on or after the date of grant, if a grantee ceases to be a member of the Board of Directors by reason of a disability that prevents him or her from performing the duties of a director, any option held by such grantee may thereafter be exercised by the grantee until the earlier of one year after such date or the expiration of the option term of such option. If the grantee dies during such one-year period, any unexercised options held by the grantee at the time of death may thereafter be exercised by the legal representative of the grantee's estate until the earlier (i) of one year after the date of the grantee's death or (ii) the expiration of the option term of such option.

FEDERAL TAX CONSEQUENCES

  The following discussion generally describes the possible federal income tax consequences of participating in the Plan. The description is based upon the Code as it has been interpreted to the date hereof and therefore may not be a sufficient description of the tax consequences if there were a change in the Code as it is written or interpreted. Different rules than those summarized below may apply to grantees subject to Section 16 of the Exchange Act and to grantees who exercise their options using previously-owned Common Stock. Because the tax consequences may vary with each grantee, grantees are advised to consult with their own tax advisors. No attempt has been made herein to describe the state and local tax consequences of participating in the Plan, which may differ significantly from the federal income tax consequences of such participation.

  Grantees of options are subject to tax liability at the time the options are exercised, not at the time the options are granted to them. Generally, for nonqualified options, such as the options granted under the Plan, Grantee's tax liability is based on the amount by which the fair market value of the Common Stock underlying the option, calculated on the day the option is exercised, exceeds the option exercise price. The Company will receive a corresponding deduction. When grantee subsequently disposes of the Common Stock, Grantee will realize capital gain or loss, based on the difference between the disposition price and the fair market value of the Common Stock at the time the option was exercised.

ESTIMATED BENEFITS

  From November 1, 1995 through the date of this Proxy Statement, 10,000 shares were awarded under the Directors' Plan.

  If Proposal No. 4 is approved, the new plan benefits to the Directors' Plan will be as follows:

                               NEW PLAN BENEFITS

Directors*........................................................... 200 shares

* Includes only Directors who are not officers or employees and who serve on a committee.

  THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                  OTHER PLANS

EMPLOYEE STOCK PURCHASE PLAN

GENERAL

  The CFM Technologies, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") was approved by the Board of Directors of the Company on December 19, 1995 and by the shareholders of the Company on January 3, 1996.

  The Stock Purchase Plan provides eligible employees of the Company and its subsidiaries (collectively, the "Participating Corporations") with a means to purchase, through payroll deductions and at a discount, up to an aggregate of 300,000 shares of the Company's Common Stock, subject to adjustment under certain circumstances, such as stock splits, stock dividends, reclassifications or other changes in the outstanding Common Stock.

ADMINISTRATION

  The Committee administers the Stock Purchase Plan. The Committee has the authority to interpret the Stock Purchase Plan, to prescribe, amend and rescind rules and regulations relating to the Stock Purchase Plan, and to make all other determinations deemed necessary or advisable in administering the Stock Purchase Plan. The determinations of the Committee on these matters will be conclusive and binding on all participants.

  The Participating Corporations pay all fees and expenses incurred (excluding individual Federal, State, local or other taxes) in connection with the Stock Purchase Plan.

ELIGIBLE PARTICIPANTS

  Each employee of a Participating Corporation is eligible to participate in the Stock Purchase Plan unless he or she (a) has been employed by a Participating Corporation for less than six months, (b) does not customarily work for a Participating Corporation more than 20 hours a week or (c) has withdrawn from participating in the Stock Purchase Plan and is not yet eligible to participate again.

  No employee may participate in the Stock Purchase Plan if the employee owns 5% or more of the total voting power or value of all classes of stock of a Participating Corporation or immediately after the beginning of each calendar quarter of participation in the Stock Purchase Plan would own, actually or constructively taking into account Common Stock that may be purchased during such calendar quarter, 5% or more of the total voting power or value of all classes of stock of a Participating Corporation or participation in the Stock Purchase Plan would permit such employee's right to purchase Common Stock under the Stock Purchase Plan to accrue at a rate which exceeds $25,000 in fair market value for the calendar year.

MATERIAL FEATURES OF THE STOCK PURCHASE PLAN

  Eligible employees participate in the Stock Purchase Plan through payroll deductions in an amount ranging from $10 to $500 (in whole dollar amounts) of their cash compensation. Amounts deducted from a participant's compensation will accumulate during each six month period from April 1 to September 30 and October 1 to March 31. No interest will be paid on the participant's accumulated contributions. On each March 31 and September 30, shares of Common Stock will either be purchased in the open market or issued by the Company on behalf of each participant. For each share of Common Stock purchased the Participant's purchase price will equal 85% of the lower of the average of the high and low sales prices of a share of Common Stock as reported on The Nasdaq Stock Market on the first day of the applicable six-month period or the last day of the applicable six-month period.

  Only whole shares may be purchased. If a participant's accumulated contributions are not sufficient to purchase ten shares of Common Stock, no shares will be purchased. The Committee may, in its discretion, establish a maximum number of shares of Common Stock which may be purchased in any calendar year.

  A participant may elect to withdraw all, but not less than all, of his or her accumulated contributions at any time more than two business days prior to the last day of the applicable six-month period. All accumulated contributions will be returned to the participant, without interest. Thereafter, a participant will not be permitted to participate in the Stock Purchase Plan for the next two six-month periods.

  A participant will have no interest in shares of Common Stock and no rights as a stockholder of the Company before the shares of Common Stock are purchased with his or her accumulated contributions. Once the shares are purchased, the participant will be deemed to be the owner of such shares, even if the certificates have not yet been distributed.

  Generally, if a participant dies, the legal representative of the participant's estate will have the right to elect before the earlier of two business days preceding the end of the applicable six-month period or the 60th day following the participant's date of death, to either withdraw all of the participant's accumulated contributions or to have the accumulated contributions applied to the purchase of shares of Common Stock on the last day of the applicable six-month period. A participant who begins a leave of absence that has been approved by a Participating Corporation before the end of a six-month period will have the right to elect before the earlier of two business days preceding the end of the applicable six-month period or the tenth day following the commencement of the leave of absence to either withdraw all of the participant's accumulated contributions, to discontinue further contributions but remain a participant until the end of the applicable calendar quarter or remain a participant until the end of the applicable calendar quarter and have payroll deductions taken out of any continuing payments. If a participant's employment with a Participating Corporation terminates for any reason other than death or an approved leave of absence, all of the participant's accumulated contributions will be returned to the participant, without interest.

FEDERAL TAX CONSEQUENCES

  The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed and may vary from locality to locality.

  The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Employees will not recognize any income for federal income tax purposes when they enroll in the Stock Purchase Plan or when shares of Common Stock are purchased. All federal tax consequences will generally be deferred until a participant sells his or her shares of Common Stock, disposes of them by gift or dies.

  Once stock is acquired pursuant to the Stock Purchase Plan, the tax treatment of the subsequent disposition of such stock may differ depending on whether or not the stock was disposed of within the statutory holding period. The statutory holding period is the later of (1) two years after the option to purchase stock pursuant to the Stock Purchase Plan is granted to an employee, or (2) one year after the date of the transfer of the stock pursuant to the exercise of such option.

  If a participant disposes of his or her shares after the expiration of the holding period, he or she will realize ordinary income on a sale or other disposition of the shares equal to the lesser of (i) the excess of the fair market value of the shares at the time of sale or other disposition over the participant's purchase price or (ii) the excess of the fair market value of the shares at the beginning of the calendar quarter during which such shares were purchased over the participant's purchase price. Any additional gain or loss will be treated as long-term capital gain or loss. If a participant sells his or her shares for less than the purchase price and has held his or her shares for the holding period, he or she will have a long-term capital loss equal to the difference between the sales price and the participant's purchase price.

  If a participant disposes of his or her shares before the holding period is over, he or she will have a "disqualifying disposition" and will have ordinary income taxable in the year of disposition equal to the excess of the fair market value of the shares on the last day of the calendar quarter during which such shares were purchased over the participant's purchase price. The difference, if any, between the proceeds of the sale and the fair market value of the shares on such date will be capital gain or loss, which will be short-term if the shares have not been held for more than one year after the last day of the calendar quarter during which such shares were purchased.

  A participant who is a nonresident of the United States will generally not be subject to a U.S. federal income tax with respect to the receipt of shares of Common Stock purchased under the Stock Purchase Plan.

  Amounts withheld from a participant's paycheck under the Stock Purchase Plan are "after-tax" deductions and are subject to the same taxes as wages in general. The Participating Corporations have the right to withhold from each participant's compensation an amount equal to all federal, state, city and other taxes as the Participating Corporations determine are required to be withheld by them.

1992 STOCK OPTION PLAN

GENERAL

  The CFM Technologies, Inc. 1992 Stock Option Plan (the "1992 Plan") was adopted by the Company in 1992 and was amended and restated and was approved by the Company's shareholders in May 1995. The purpose of the 1992 Plan is to enable the Company to compensate and provide incentives to key employees, directors and officers of, and consultants and advisors to the Company and its subsidiaries in carrying out their duties.

ADMINISTRATION

  The 1992 Plan is administered by the Committee. The Committee has the power to construe and interpret the 1992 Plan and stock options granted thereunder, to establish and amend rules for its administration, to grant options under the 1992 Plan and to correct any defect or omission and reconcile any inconsistency in the 1992 Plan or in any options to the extent the Committee deems necessary to carry the 1992 Plan into effect.

ELIGIBLE PARTICIPANTS

  The 1992 Plan is available to key employees of the Company and its subsidiaries and to such directors and officers of, and consultants and advisors to, the Company and its subsidiaries as may be selected and approved by the Committee.

OPTION GRANTS

  As of December 31, 1996, options for a total of 408,331 shares of Common Stock have been issued pursuant to the 1992 Plan, and no additional options will be granted thereunder.

  Options granted under the 1992 Plan may be either incentive stock options or non-qualified stock options. The Committee determines the recipients of options, the number of shares of Common Stock subject to options, the exercise prices of options, the types of options to be granted, the dates options are granted and the duration of options. Shares of Common Stock issued upon the exercise of options may be either authorized and unissued shares, treasury shares or a combination of both. The option price per share of Common Stock shall be fixed by the Committee but, in the case of an incentive stock option, shall be at least 100% of the fair market value of a share of Common Stock on the date of the grant.

  The purchase price of shares purchased under the 1992 Plan shall be paid by the Participant at the time of delivery of such shares in cash payable by certified or cashier's check. Upon payment in full of the option price and satisfaction of the other conditions provided in the 1992 Plan, a stock certificate representing the number of shares of Common Stock to which the grantee is entitled shall be issued and delivered to the grantee.

  Unless otherwise specified in the option grant, upon the death of an option holder, any option held by such grantee that was exercisable on the date of death may be exercised only by the executor or administrator of the grantee's estate or by the person(s) to whom the grantee's rights pass by will or the laws of descent and distribution.

FEDERAL TAX CONSEQUENCES

  The following discussion generally describes the possible federal income tax consequences of participating in the 1992 Plan. The description is based upon the Code as it has been interpreted to the date hereof and therefore may not be a sufficient description of the tax consequences if there were a change in the Code as it is written or interpreted. Different rules than those summarized below may apply to grantees subject to Section 16 of the Exchange Act and to grantees who exercised their options using previously-owned Common Stock. Because the tax consequences may vary with each grantee, grantees are advised to consult with their own tax advisors. No attempt has been made herein to describe the state and local tax consequences of participating in the 1992 Plan, which may differ significantly from the federal income tax consequences of such participation.

  Grantees of options are subject to tax liability at the time the options are exercised, not at the time the options are granted to them. Generally, for non-qualified stock options, such as the options granted under the 1992 Plan, a grantee's tax liability is based on the amount by which the fair market value of the Common Stock underlying the option, calculated on the day the option is exercised, exceeds the option exercise price. The Company will receive a corresponding deduction. When the grantee subsequently disposes of the Common Stock, the grantee will realize capital gain or loss, based on the difference between the disposition price and the fair market value of the Common Stock at the time the option was exercised.

ANNUAL PROFIT SHARING PLAN

  The Company has an Annual Profit Sharing Plan (the "Profit Sharing Plan") pursuant to which certain eligible employees of the Company may receive annual distributions in cash based upon the Company's operating profit for the most recent fiscal year. For the 1995 and 1996 fiscal years, $65,000 and $150,000, respectively, was paid to eligible employees under the Profit Sharing Plan.

401(K) PLAN

  In November 1993, the Company adopted a deferred 401(k) salary savings plan (the "401(k) Plan") for the benefit of its employees and their beneficiaries, which was amended in April 1995. Generally, any employee who has completed six months of service and is over 21 years of age is eligible to participate in the 401(k) Plan.

Each eligible employee may elect to contribute to the 401(k) Plan through payroll deductions up to 15% of his or her eligible compensation. Participants are 100% vested in their contributions immediately. The Company matches contributions up to certain levels.

                            APPOINTMENT OF AUDITORS

  The Board of Directors has selected the firm of Arthur Andersen LLP as independent public accountants for the year ended October 31, 1997.

  A representative of Arthur Andersen LLP is expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she so desires.

                             SHAREHOLDER PROPOSALS

  For the next annual meeting of shareholders, shareholder proposals must be received by the Secretary of the Company not later than October 16, 1997 to be considered for inclusion in the Company's proxy materials for the annual meeting to be held in 1998.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

                         COMPARATIVE PERFORMANCE GRAPH

  The graph below compares the cumulative total shareholder return on the Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index"), and (ii) a peer group consisting of Hambrecht & Quist Semiconductor Index which represents companies in the semiconductor industry (the "Peer Group"), assuming an investment of $100 on June 18, 1996 in each of the Common Stock of the Company, the Nasdaq Index stocks and the Peer Group stocks. The graph assumes dividend reinvestment and, with respect to companies in the Peer Group, the returns of each company have been weighted at each measurement point to reflect relative stock market capitalization. The graph commences as of June 18, 1996, the date the Common Stock became publicly traded.


                                [GRAPH TO COME]



                                                   CUMULATIVE TOTAL RETURN ($)
                                                  ------------------------------
                                                  JUNE 18, 1996 OCTOBER 31, 1996
                                                  ------------- ----------------
CFM TECHNOLOGIES, INC. ..........................     $100            $ 84
NASDAQ STOCK MARKET--US..........................      100             103
H&Q SEMICONDUCTORS...............................      100             115

                                          By Order of the Board of Directors

                                          Lorin J. Randall
                                          Secretary

  February 13, 1997

                                                                     APPENDIX A

                PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

  Section 6(a) is amended in its entirety to read in full as follows:

    6. (a) The aggregate number of shares which the Corporation shall have authority to issue is Thirty-One Million (31,000,000) shares, to be divided into Thirty Million (30,000,000) shares of Common Stock and One Million (1,000,000) shares of Preferred Stock, no par value per share.

                                                                     APPENDIX B

                   PROPOSED AMENDMENT TO 1995 INCENTIVE PLAN

  Section 4.1 is amended in its entirety to read in full as follows:

    4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 1,000,000 (subject to any increase or decrease pursuant to Section 4.3), which may be either authorized and unissued shares of Common Stock or issued Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan. Further, if any shares of Restricted Stock are forfeited, the shares subject to such Award, to the extent of such forfeiture, shall again be available under the Plan.

                                                                     APPENDIX C

        PROPOSED AMENDMENT TO NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

  Section 6.2 is amended in its entirety to read in full as follows:

    6.2 Grants. After the Effective Date, for as long as the Plan remains in effect, each Eligible Director shall automatically be granted Stock Options for 3,000 shares of Common Stock, and Stock Options for 200 shares of Common Stock with respect to each committee of the Board of Directors on which an Eligible Director serves, on the date of the Company's annual meeting of shareholders; provided, however, that an individual who ceases to be a member of the Board on such date shall not be entitled to receive any Stock Options. If a new member of the Board is elected for fill a vacancy on the Board, such new Board member, if an Eligible Director, shall automatically be granted Stock Options for 10,000 shares of Common Stock on the date of such election.

                            CFM TECHNOLOGIES, INC.

                                     PROXY

          The undersigned stockholder of CFM Technologies, Inc. (the "Company") hereby appoints __________ and __________, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders to be held on March 11, 1997 and at all postponements and adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present upon the matters described below, hereby revoking any proxy heretofore executed by the undersigned (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

     The proxies are directed to vote as follows:

1.   Election of the following nominees:


[_]  Christopher F. McConnell    Chairman of the Board of Directors
[_]  Roger A. Carolin            President, Chief Executive Officer and Director
[_]  James J. Kim                Director
[_]  Brad S. Mattson             Director
[_]  Burton E. McGillivray       Director
[_]  Milton S. Stearns, Jr.      Director

             _______  FOR        _______ VOTE WITHHELD

     To withhold a vote for any of the above nominees, check the box next to such nominee's name.

2.   Approval of an amendment to the Articles of Incorporation.

             _______  FOR        _______ AGAINST         _______ ABSTAIN

3.   Approval of an amendment to the 1995 Incentive Plan.

             _______  FOR        _______ AGAINST         _______ ABSTAIN


4.   Approval of an amendment to the Non-Employee Directors' Stock Option Plan.

             _______  FOR        _______ AGAINST         _______ ABSTAIN

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
           WHICH RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE MATTERS.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN.
  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ABOVE MATTERS.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear on the certificate(s) representing your shares of Common Stock of the Company. If shares are registered in more than one name, all owners should sign. When signing as an executor, administrator, trustee, guardian or in another representative capacity, please give your full title(s). If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

                                                   -----------------------------
                                                             (Signature)

                                                   -----------------------------
                                                             (Signature)

                                                   Dated _________________, 1997

            PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY